UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 28, 2018

SELECTA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Arsenal Way
Watertown, MA 02472
(Address of principal executive offices) (Zip Code)

(617) 923-1400
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, Peter Barton Hutt resigned as a director of Selecta Biosciences, Inc. (the “Company”).

On November 30, 2018, Werner Cautreels, Ph.D. retired from his position as President and Chief Executive Officer of the Company. In connection with his retirement, Dr. Cautreels entered into a separation agreement and release (the “Separation Agreement”) with the Company pursuant to which Dr. Cautreels will receive the severance payments and benefits described in his existing employment agreement with the Company, subject to and in accordance with the previously disclosed terms of his employment agreement, except that (i) in lieu of base salary continuation for a period of 12 months, Dr. Cautreels will receive a cash payment equal to $237,000, payable in equal installments over the 6-month period beginning December 1, 2018 and (ii) in lieu of a prorated portion of his annual bonus for calendar year 2018, Dr. Cautreels will receive 100% of his annual bonus for 2018 based on actual performance as determined by the board of directors of the Company (the “Board”). In addition, the Company will pay the premiums to continue Dr. Cautreels’ health and long-term care coverage for 12 months. Dr. Cautreels will continue to serve on the Board until December 31, 2018 or his earlier removal or resignation.

The Company also entered into a consulting agreement with Dr. Cautreels (the “Consulting Agreement”) pursuant to which Dr. Cautreels will provide consulting and advisory services to the Company until November 30, 2019. The Consulting Agreement may be terminated earlier by either party for a material breach of the agreement or by the Company for any or no reason. Dr. Cautreels will not receive additional compensation under the Consulting Agreement for performing any consulting services, except that any equity or equity-based compensation awards of the Company held by Dr. Cautreels will continue to vest and, if applicable, become exercisable in accordance with their terms during the term of the Consulting Agreement. In addition, as approved by the Board, Dr. Cautreels’ options to purchase shares of the common stock of the Company that are outstanding, vested and exercisable as of the expiration of the term of the Consulting Agreement will remain outstanding and exercisable for 180 days following such expiration, provided that, in no event will any option be exercisable after the final expiration date of the option and each option will remain subject to earlier termination in connection with a corporate transaction or event in accordance with the documents governing such option.

The description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference, and the description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement and Release, dated as of December 1, 2018, by and between Selecta Biosciences, Inc. and Werner Cautreels
10.2	Consulting Agreement, dated as of December 1, 2018, by and between Selecta Biosciences, Inc. and Werner Cautreels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: December 3, 2018	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer